Exhibit 10.5

STANDARD LICENSE AGREEMENT (Spin-off)

This License Agreement is effective as of the sixth day of January 6th, 2016 (“the Effective Date”).

BETWEEN:	The Royal Institution for the Advancement of Learning/McGill University, a Canadian University with principal offices 845 Sherbrooke Street, West, James Administration Building, Montreal, Quebec, H3A 0G4, Canada and herein acting and represented by its duly authorised representatives,

(hereinafter called McGill)

AND:	laso Biomed Inc. with principal offices at 7315 East Peakview Avenue, Centennial, CO 80111 USA and herein acting and represented by its duly authorised representatives (hereinafter called Licensee)

McGill and Licensee are hereinafter referred to individually as a “Party” and collectively as the Parties”.

1.        PREAMBLE:

WHEREAS McGill, by virtue of its role as an educational institution, carries out scientific research through its faculty, staff, and students, and is committed to bringing the results of that research into widespread use.

WHEREAS McGill is owner by assignment from inventor(s) Vassilios Papadopoulos, Yasaman Aghazadeh and Jinjiang Fan of the entire right, title, and interest in the Intellectual Property (IP) and PATENT(S) corresponding to the invention in McGill report of invention No. 14007 entitled Identiflcatwn of peptide sequences inducing steroid production, and McGill is owner by assignment from inventor(s) Vassilios Papadopoulos and Edward Daly of the entire right, title, and interest in the IP rights corresponding to the invention in McGill report of invention No. 15073 entitled Product/Precursor Ions diagnostic of a DHEA Precursor Detected in Human Serum as Potential Biomarkers for the Determination of Alzheimer’s Disease (the "Inventions").

WHEREAS pursuant to the McGill University Policy on Intellectual Property (the "University Policy") McGill is authorized to assume the management and to take whatever steps necessary for securing protection of intellectual property rights embodied in Inventions, and to commercialize such Inventions.

1

WHEREAS Licensee desires to obtain license rights to the intellectual property (“IP”) and LICENSED PATENT(S) under the terms and conditions of this License Agreement.

2	DEFINITIONS

When used in this Agreement, the following terms shall have the following meaning unless otherwise expressly provided:

2.1	“AFFILIATES” means, with respect to a Party to this Agreement, any person which, directly or indirectly controls, is controlled by, or is under common control with such Party. The term control means possession, direct or indirect, of the powers to direct or cause the direction of the management of policies of a person, whether through ownership of equity participation, voting securities, beneficial interest, contract, agreement or otherwise. In the event Licensee desires to extend its rights to its Affiliates, Licensee shall cause its Affiliates to enter into this Agreement or (b) a joinder agreement, in a form satisfactory to McGill, agreeing to be bound by all of the conditions of this Agreement as if such Affiliates were an original party to this Agreement.

2.2	“CONFIDENTIAL INFORMATION” means and includes all technical information, inventions, developments, discoveries, software, know-how, methods, techniques, formulae, data, processes and other proprietary ideas, whether or not patentable or copyrightable, regardless whether the disclosing party identifies such information as confidential or proprietary at the time it is delivered or communicated to the other party.

2.3	“FIELD” means all applications as identified in Appendix “A”.

2.4	“PATENT(S), and LICENSED PATENT(S)” mean those patents or patent applications identified in Appendix “B”, including all continuations, divisions, reissues, re-examinations or extensions of the foregoing. -

2.5	“LICENSED INTELLECTUAL PROPERTY” means the IP described in the Report of Invention attached in Appendix “B”

2.6	“LICENSED PRODUCT(S)” means any product, apparatus or methods, the production manufacture, sale, lease, use or practice of which incorporates or makes use of one or more Licensed Patent(s) claims.

2.7	“NET REVENUES” means any amount, whether or not invoiced, billed or received from a third party attributable to the sale, lease, use, transferor other disposition (“sale”) of any of the “Licensed Product(s)”, less the following qualifying costs directly attributable to such sale. Such qualifying costs shall be limited to:

a)	transportation insurance premiums, freight and prepaid outbound transportation expenses;

2

b)	discounts, in amounts customary in the trade, for quantity purchases, cash payments, and for wholesalers and distributors;

c)    sales or other similar taxes imposed by a governmental agency and;

d)	“Licensed Product(s)” provided to the end user at no cost and used in testing, in clinical trials or as marketing samples.

2.8	“TERRITORY” means the geographical area identified in Appendix “C”.

3       LICENSE GRANTED

3.1	McGill hereby grants to Licensee the exclusive royalty bearing right to use and practice, in the Field and in the TERRITORY, the LICENSED PATENT(S) and the LICENSED INTELLECTUAL PROPERTY with the exclusive right to make, have made, sell, lease or otherwise transfer the LICENSED PRODUCT(S).
3.2	McGill grants Licensee only the qualified right to grant sub-licenses as more fully described in Section 3.4. No other rights or licenses are granted.

3.3	To the extent that any Affiliate wishes to exercises any rights granted Licensee hereunder in accordance with Section 2.1, Licensee liable to McGill for the duties and obligations of any Affiliate hereunder and any such act or omission of an Affiliate would be deemed to be a breach by Licensee of this Agreement.

3.4	RIGHTS TO SUB-LICENSE

The right to sub-license granted to Licensee under Section 3.2 is subject to the following conditions:

(a)	any grant of sub-license hereunder shall be subject to the prior written consent of McGill, such consent not to be unreasonably withheld; and,

(b)	within thirty (30) days of the execution of a sub-license agreement, as authorized herein, Licensee shall forward to McGill a fully executed copy of such sub-license agreement. If the agreement is in a language other than French or English Licensee shall provide McGill with an English translation. In case the sub-license agreement is subsequently amended, Section 3.4 b) shall apply and a copy of the signed amended agreement shall be sent to McGill within thirty (30) days after execution; and,

(c)	all sub-licenses granted by Licensee shall impose obligations, responsibilities and standards upon any sub-license that, in all material respects, are not less than those imposed on Licensee by this Agreement. Each sub-license shall specifically refer to this Agreement and to all rights retained by McGill or required to be granted back to McGill from Licensee or the sub-licensee; and,

(d)	Each sub-license agreement shall include a provision to the effect that it shall automatically be modified or terminated, in whole or in part, upon modification or termination, in whole or in part, of this Agreement; and,

3

(e)	Licensee shall be solely responsible for the enforcement of the terms of any sub-license, for collection of payment due thereunder and for inspecting the accounts and records kept by the sub-licensee to ascertain the Net Revenues;

(f)	all sub-license agreements shall prohibit the sub-licensee from further sub- licensing.

(g)	even if Licensee enters into sub-licenses, Licensee remains liable to McGill for all of Licensee’s duties and obligations contained in this Agreement, including the obligation to pay royalties, and any act or omission of a sub-licensee that would be a breach of this Agreement if performed by Licensee shall be deemed to be a breach by Licensee of this Agreement.

3.5	RIGHTS RESERVED

 Notwithstanding the exclusive license granted herein, McGill reserves the right to use and practice the LICENSED INTELLECTUAL PROPERTY and LICENSED PATENTS for its internal purposes (which excludes commercial exploitations), including teaching, research, continuing research, development, and testing and all other practise or utilization of the LICENSED PRODUCT(S) as well as collaborations with other Institutions.

   3.6          NO FURTHER GRANT

This Agreement shall not be interpreted or construed as granting to Licensee any rights, express or implied, by estoppels or otherwise, to any patents, patent applications, inventions, methods, technical information, confidential information, proprietary information, expertise, know-how, trade secrets, or knowledge not specifically licensed under this Agreement regardless of whether such technology or patent right shall be dominant or subordinate to any LICENSED INTELLECTUAL PROPERTY and LICENSED PATENT(S) and all rights not expressly granted to Licensee by this Agreement are expressly reserved by McGill.

    3.7         IMPROVEMENT

Any improvement and modification related to the Inventions made, discovered or conceived by McGill inventors under a sponsored research agreement or service contract between Licensee and the RI-MUHC will be automatically included in this License Agreement provided that the work is disclosed by the McGill inventors to McGill through a report of invention. Licensee will be the sole and exclusive owner of these disclosed improvements and modifications.

4

    3.8       ASSIGNMENT OF IP RIGHTS

McGill will, in good faith, consider assignment of IP rights to the Licensee when the Licensee demonstrates stability by having an experienced management team in place, an executable business plan, sufficient financing to execute the business plan and has been in existence for at least 5 years or earlier upon the Licensee’s and McGill’s mutual agreement. The assignment of IP rights is conditional on all the inventors’ agreement and on receipt of acceptable consideration, such as cash payment or additional equity, the amount of which will be negotiated at a later date based on the company valuation.

4       CONSIDERATION

In consideration of the licenses and rights granted hereunder by McGill, Licensee shall pay to McGill;

4.1	An annual, non-refundable minimum royalty as set forth in Appendix “D”. The minimum annual royalty is due and payable on each anniversary date of the Agreement starting with the Effective Date and may be credited against any royalties due that year;

4.2	A royalty based on a percentage (%) of NET REVENUES and payable as set forth in Appendix “D”;

4.3	Milestone payments as set forth in Appendix “D”;

4.4	Equity as set forth in Appendix “D”.

4.5	No multiple royalties shall be payable because any LICENSED PRODUCT(S) are covered by more than one of the LICENSED PATENT(S), such royalty shall be the highest applicable one.

4.6	Licensee shall pay to McGill twenty five percent (25%) of any sub-licensee up- front fees, milestones or other such consideration paid by each sub-licensee or Affiliate of this Agreement. Any non-cash consideration received by the Licensee from such sub-licensee or Affiliate shall be valued at its fair market value as of the date of receipt.

4.7	On sales of LICENSED PRODUCT(S) by Licensee to sub-licensees or on sales made in other than arm’s-length transactions, the value of the NET REVENUES attributed under this Section to such a transaction shall be that which would have been received in an arm’s-length transaction, based on a like transaction at that time.

4.8	Unless otherwise provided herein, all payments required under this Agreement shall be payable within thirty (30) days of the due date. Payments past due shall bear interest at the rate of one and one-half percent (1 */2%) per month compounded, or the maximum interest rate allowed by applicable law, whichever is less.

5

4.9	All dollar amounts referred to in this Agreement are expressed in Canadian dollars. All payments to McGill under this Agreement shall be made in Canadian dollars by cheque payable to “McGill University”. If Licensee receives amounts payable to McGill in currency other than Canadian dollars, the revenues shall be converted into Canadian dollars at the conversion rate for the foreign currency as published by the Bank of Canada as of the last business day of the applicable calendar quarter.

5       REPORTS

5.1	Licensee shall deliver to McGill within thirty (30) days after the end of each calendar quarter or such other period as otherwise defined in Appendix “D”, a written report certified by the chief financial officer of Licensee, setting forth the calculation of royalties due to McGill for such period, including the following data as related to this License Agreement without limitation:

(a)          NET REVENUES listed by country.

(b)	All income derived from sub-licenses, including one time fees, special entry fees or equity granted in consideration of sub-licenses or other in- kind benefits.

(c)          Royalties, from any source and minimum royalties.

(d)          Milestone payments from licenses and sub-licenses and Affiliates.

(e)	Gross revenue amounts, including sales price or fees, revenues, or monies invoiced, billed, or received for all LICENSED PRODUCT(S).

(f)	Qualifying costs, by category of cost, as defined in Section 2.6 and used to calculate NET REVENUES.

(g)            Number or quantity of LICENSED PRODUCT(S) sold, listed by country.

(h)            Royalties credited against minimum royalty payments.

(i)             A nil report if applicable.

5.2	In the event that Vassilios Papadopoulos, Yasaman Aghazadeh, Jinjiang Fan and Edward Daly are granted financial interest in Licensee or a new venture created either by Licensee or jointly by Licensee and third parties for the purpose of commercializing and promoting the LICENSED PRODUCT(S), Licensee shall inform McGill, in advance, of the nature, the value and the distribution of such financial interest.

5.3	Licensee shall provide to McGill, within one (1) month of release, a copy of the annual report of the company, if any, including its audited financial statement and a three (3) year estimate of future royalty payments

6

5.4	Licensee shall inform McGill and consent to re-evaluate the commercial deal whenever a sub-license may be deemed as contrary to the best interests of Canadians, may have an adverse impact on McGill’s image or may include ethical issues. In such cases, a written request will be addressed to the Assistant Vice- Principal (Research and International Relations), McGill.

6       AUDIT

6.1	Licensee shall keep and cause its sub-licensees and Affiliates to keep at their own expense, accurate books of accounts, using generally accepted accounting principles in the United States (US GAAP), detailing all data necessary to calculate any payment due to McGill under this Agreement. In the case of an audit, Licensee will convert its accounting records into Canadian GAAP, upon McGill’s request.

6.2	McGill shall have the right, upon at least fifteen (15) days written notice, to retain auditors who are at arm’s length from McGill and audit Licensee’s books of accounts to verify compliance with the terms of this Agreement. The audit may be performed at any time within five (5) years after the end of any reporting period to which the books of accounts pertains to. Access to Licensee’s books and records shall be made available at least once each year. The audit shall be performed during normal business hours at Licensee principal place of business or at such other site as may be agreed upon by McGill and Licensee in writing. McGill and Licensee shall have the right to make abstracts or copies of such books of account and any working papers used to determine royalty payments.

6.3	Licensee shall reasonably cooperate with auditors and McGill in the performance of an audit, and respond with diligence to any reasonable request from such auditors and McGill for further documents, instruments or assurances in order to carry out the provisions of this Section of the Agreement.

6.4	Information gained in such an audit and all books of account shall be treated as confidential information. McGill and Licensee agree to impose a similar requirement of confidentiality on the auditors retained to conduct the audit.

6.5	If the audit shows that Licensee has paid less than required under this Agreement, Licensee shall promptly pay the additional amount due. If the amount of underpayment exceeds five percent (5%) of the amount that should have been paid, Licensee shall also pay the full cost of the audit and accrued interest on the difference. Any overpayment amount shall be credited against payments due to McGill in the following year.

7

7       PERFORMANCE

7.1          DILIGENT EFFORT

Licensee shall use diligent efforts to develop the LICENSED PATENT(S) and to introduce LICENSED PRODUCT(S) into the commercial market as soon as practicable consistent with sound and reasonable business practice and judgement, in order to maximise NET REVENUES. To that end, Licensee acknowledges and agrees to the performance milestones and development plans described in Appendix “D”. Thereafter, and until the expiration of this Agreement, Licensee shall endeavour to keep LICENSED PRODUCT(S) reasonably available to the public.

7.2	Licensee agrees to develop a vigorous sub-licensing program to develop the LICENSED PATENT(S) and to effect commercialization of LICENSED PRODUCT(S) in any Field of use or TERRITORY that Licensee decides not to exploit for its own self.

8       CONFIDENTIALITY

8.1	Non-Disclosure by the Parties. Licensee and McGill shall maintain in confidence and not disclose to any third party any Confidential Information of the other party. The disclosing party is referred to as the “disclosing party” and the receiving party is referred to as the “receiving party.” The receiving party shall ensure that its employees have access to Confidential Information only on a need-to-know basis and are obligated to abide by the receiving party’s obligations under this Agreement. The foregoing obligation shall not apply to:

8.1.1	Information that is known to the receiving party or independently developed by receiving party prior to the time of disclosure, in each case, to the extent evidenced by written records promptly disclosed to the disclosing party upon receipt of the Confidential Information;

8.1.2	Information disclosed to a receiving party by a third party that has a right to make such disclosure;

8.1.3	Information that becomes patented, published or otherwise part of the public domain through no fault of the disclosing party; or

8.1.4	Information that is required to be disclosed by order of governmental authority or a court of competent jurisdiction; provided that receiving party shall use best efforts to obtain confidential treatment of such information by the agency or court.

8

8.2	Limited Non-Disclosure by McGill, McGill shall not be obligated to accept any Confidential Information from Licensee except for the reports required hereunder. McGill shall use reasonable efforts not to disclose those reports to any third party other than McGill’s outside advisors (subject to exceptions similar to those applicable to Licensee under 8.1 Confidentiality). In the event that McGill does accept any Confidential Information other than such reports, it shall be subject to the provisions of this Section 8.

9       PATENT PROSECUTION AND MAINTENANCE

9.1	Licensee shall reimburse McGill within thirty (30) days of McGill’s documented invoices an amount equivalent to all patent fees, expenses and charges incurred by McGill in relation to the technology reported in ROI No. 14007 entitled Identification of peptide sequences inducing steroid production prior to the Effective Date including, attorney’s fees, expenses, official fees and other charges incident to the preparation, prosecution and maintenance of LICENSED PATENT(S) in the amount of CAD 12,066.11.

9.2       PROSECUTION

9.2.1	Matters related to the prosecution, filing and maintenance of all IP and LICENSED PATENT(S) shall be the sole responsibility of Licensee, provided, however, that McGill shall be given reasonable opportunity to advise Licensee concerning such matters. The parties agree to cooperate with one another in such matters and McGill will be kept informed at all times of the prosecution activities.

9.2.2	No claims of the LICENSED PATENT(S) shall be modified, deleted, or abandoned by Licensee or its patent counsel without the express, prior written approval of McGill, such approval shall not be unreasonably withheld or delayed. Licensee’s obligations under this Section 9.2.2 shall include, without limitation, an obligation to inform McGill in a timely manner that Licensee will not pursue patents in any foreign countries where patent protection may be available such that McGill may prosecute patents in such countries if McGill so desires. If McGill pursues such foreign patent protection, then from that time forward all such subject patent applications and any patents arising therefrom shall no longer be considered patent rights under this Agreement and Licensee shall forfeit all rights under this Agreement to such patent applications and any patents arising therefrom. McGill shall be responsible for all costs associated with those patent applications and patents it decides to pursue and maintain.

9.2.3	Licensee shall consult McGill in case of a change in the patent agent or attorney with respect to the licensed IP and LICENSED PATENT(S).

9.2.4	Licensee will disclose to McGill the existence and nature of any potential conflict of interest caused by the simultaneous prosecution of other technologies that may infringe with the LICENSED PATENT(S). In such cases, McGill shall have the right to instruct a change of patent agent or attorney and related costs shall be bom by Licensee,
9

 9.3       FEES AND COSTS

9.3.1	Licensee shall be solely responsible for the payment of all maintenance and other fees relating to the filing, prosecution, and maintenance of the Licensed Patent(s). At least sixty (60) days prior to the time payment of such fees is required, Licensee shall make the necessary payment and give McGill written notice that such fees have been paid. If McGill does not receive such notice, McGill may, in its discretion, pay the fees and Licensee shall reimburse McGill within 30 days in CAD.

9.3.2	Within thirty (30) days of receiving notice from McGill stating patent maintenance fees or costs related to the LICENSED PATENT(S) have been paid, in accordance with Section 9.3.1, Licensee shall reimburse McGill for all such fees and costs.

9.3.3	Licensee shall have the ultimate responsibility for meeting all payment, cost, and filing deadlines concerning the LICENSED PATENT(S) and any other form of intellectual property protection associated with the LICENSED PATENT(S). Licensee shall have no claim of damages against McGill, its officers, administrators, or employees, should any such payment or cost not be made or any such deadline not be met, and McGill’s failure to meet any such deadline or pay any such fee or cost shall not be considered a breach of this Agreement.

 9.4       IDENTIFICATION OF LICENSED PRODUCTS

Licensee shall comply with all applicable statutes relating to the identification of LICENSED PRODUCT(S) and their packaging with patent pending, patent number(s), copyrights, or other intellectual property notices and legends required to maintain the intellectual property rights licensed in this Agreement.

10       DISCLAIMER OF WARRANTIES

 10.1       MERCHANTABILITY OF LICENSED PRODUCT(S)

The LICENSED PATENT(S), LICENSED PRODUCT(S) and all other technology, if any, licensed under this Agreement are provided on an “as is” basis.

10.2	McGill makes no representations, extends no warranties of any kind, either express or implied, and assumes no responsibilities whatsoever with respect to the use, sale, or other disposition by Licensee, its Affiliates and sub- licensee(s), or their vendees or other transferees of LICENSED PRODUCT(S) incorporating or made by use of the LICENSED PATENT(S) or any technology licensed hereunder. There are no express or implied warranties of merchantability or fitness for a particular purpose, or that the use of the LICENSED PATENTS, LICENSED PRODUCTS(S) or any technology licensed hereunder will not infringe any patent, copyright, trademark, service mark, or other proprietary rights of others. McGill shall not be liable to licensee, licensee’s sub-licensees or their respective successors or assigns or any third party with respect to: any claim arising from use of the LICENSED PATENTS, technical information, LICENSED PRODUCTS or any technology licensed under this Agreement or from the manufacture, use or sale of Licensed Products; or any claim for loss of profits, loss or interruption of business, or for indirect, special or consequential damages of any kind.

10

10.3	Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall be construed as:

(a)	A warranty or representation by McGill as to rights in any technology or the validity or scope of any of the LICENSED PATENT(S);

(b)	An obligation to furnish any technology not specifically agreed to in this Agreement, to bring or prosecute actions or suits against third parties for infringement or to provide any services other than those specified in this Agreement.

11       INDEMNIFICATION

11.1	Licensee shall indemnify, defend and hold McGill, its employees, students, officers, agents, Affiliates, and representatives harmless from and against any and all liability, demands damages losses, and expenses (including attorney fees), for death, personal injury, illness, property damage, non-compliance with applicable laws and any other claim, proceeding, demand, expense and liability of any kind whatsoever in connection with or arising out of:

(a)	the use by or on behalf of Licensee, its sub-licensees, Affiliates, directors, officers, employees, or third parties of any LICENSED PATENT(S) or of any technology licensed hereunder;

(b)	the design, development, use, manufacture, distribution, advertisement, sale, or other disposition of any LICENSED PRODUCT(S) or materials by Licensee, or other products or processes developed in connection with or arising out of the LICENSED PATENT(s); or

(c)	any right or obligation of Licensee, its Affiliates or sub-licensee(s) under this Agreement.

11

12       INFRINGEMENT

12.1       By Third Parties

McGill and Licensee agree to inform the other Party promptly in writing of any actual or suspected infringement of the LICENSED PATENT or LICENSED INTELLECTUAL PROPERTY by a third party. Licensee shall have, for a period of 120 days from the date of any notice of infringement of the Licensed Patent or LICENSED INTELLECTUAL PROPERTY, the first right to institute suit against such third party. Thereafter, McGill and Licensee shall each have the right to institute an action for infringement of the Licensed Patent against such third party in accordance with the following:

a.	If both McGill and Licensee agree to institute suit jointly, the suit shall be brought in both their names, the out-of-pocket costs thereof shall be bome equally, and any recovery or settlement shall be shared equally. McGill and Licensee shall agree to the manner in which they shall exercise control over such suit. Each Party, at its option, may be represented by separate counsel of its own selection, the fees for which shall be paid by that Party.

b.	In the absence of an agreement to institute a suit jointly, McGill may, but is not obligated to, institute suit, and at its option, join Licensee as a plaintiff. If McGill decides to institute suit, it shall notify Licensee in writing. Licensee’s failure to notify McGill in writing within fifteen (15) days after the date of McGill’s notice, that it will join in enforcing the LICENSED PATENT(S) pursuant to the terms hereof, shall be deemed conclusively to be Licensee’s assignment to McGill of all rights, causes of action, and damages resulting from any such alleged infringement. McGill shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery or settlement; and

c.	In the absence of an agreement to institute a suit jointly, and if McGill does not notify Licensee of its intent to pursue legal action within ninety (90) days, as provided in (a) or (b) above, Licensee may institute suit. Licensee shall bear the entire cost of such litigation. Any recovery in excess of litigation costs and reasonable attorney fees shall be shared equally between Licensee and McGill.

d.	If Licensee undertakes to defend the LICENSED PATENT(S) by litigation, Licensee may deduct from its royalty payments to McGill with respect to the LICENSED PATENT(S) subject to suit an amount not exceeding fifty percent (50%) of Licensee’s expenses and costs of such action, including reasonable attorney’s fees, provided however, that such reduction shall not exceed fifty percent (50%) of the total royalty due to McGill for each calendar year.

12.2       Claim from Third Parties

Without prejudice to any other right it may have, should a claim or suit that the manufacturing, marketing, offering for sale, sale of the LICENSED PRODUCT(S) or use of the LICENSED PATENT(S) by Licensee as authorized hereunder and/or exercise by Licensee of any rights granted to it by McGill pursuant to the terms hereof, infringe a third party’s intellectual property rights be threatened or made against McGill, Licensee, or any party having the right to use the LICENSED PATENT(S) through Licensee, each of McGill and Licensee agrees that it shall give the other Party prompt written notice detailing as many facts as possible concerning such claim and shall consult and cooperate fully with one another to decide what action, if any, should be taken in the defence of such claim.

12

The reasonable expenses incurred by Licensee (including, for greater certainty, attorney's fees) in the defence of such claim, shall be deducted from any royalty owing and any balance shall be held in trust by Licensee until such time that the potential infringement ceases, is terminated or settled. If the third party claiming the infringement is successful in obtaining a judgment against Licensee or any of its sub-licensees or if the parties agree, Licensee acting reasonably, to amicably settle the matter, except that Licensee shall have no right to deny the validity of any patent, patent claim, or patent application included in the LICENSED PATENT(S) in any compromise or settlement of any claim or suit without the express prior written consent of McGill, any amount held in trust and any future royalties shall first serve to pay the third party's indemnity or damages awarded pursuant to a judgement of a court of competent jurisdiction or pursuant to any settlement and the balance, if any, shall be payable to McGill pursuant to the provisions of Section 4.9 hereof. If Licensee elects not to defend against such claim or suit, McGill, at its option, may do so at its own expense and shall be entitled to retain the entire amount of any recovery or settlement.

12.3	In all cases Licensee agrees to keep McGill reasonably apprised of the status and progress of any litigation.

13       TERM AND TERMINATION

13.1       TERM OF THE- AGREEMENT

The term of this Agreement shall commence on the Effective Date and shall terminate after ten (10) years of the first payment of royalties or minimum royalties as described in Appendix D, or upon the expiry or abandonment of the LICENSED PATENT(S), whether by statute or otherwise, whichever is the latest, unless it earlier terminates by operation of law or by acts of the parties in accordance with the terms of this Agreement.

13.2       TERMINATION BY LICENSEE

Licensee may, after this Agreement has been in effect for one (1) year, upon sixty (60) days written notice to McGill, terminate this Agreement by doing all of the following:

13.2.1	Ceasing to make, have made, use, import, sell and offer for sale all LICENSED PRODUCT(S), except for liquidation of inventory which shall be subject to the terms of this Agreement: and,

13

13.2.2	Paying all amounts due as well as all amounts that have been reasonably incurred or committed to by McGill under this Agreement and any sponsored research agreement in relation to the LICENSED PATENT(S) and LICENSED INTELLECTUAL PROPERTY, up to the date of receipt of Licensee’s notice of termination; and

13.2.3	Submitting a final report of the type described in Section 6; and,

13.2.4	Terminating all sub-licenses, and causing all sub-licensees and Affiliates to cease making, having made, using, importing, selling and offering for sale all LICENSED PRODUCT(s)

13.2.5     Returning any Confidential Information provided by McGill.

13.3       TERMINATION BY MCGILL

McGill may terminate this Agreement if any of the following events of default occur:

13.3.1	Licensee or any Affiliate or sub-licensee is more than sixty (60) days late in paying to McGill any royalties, expenses or any other monies due under this Agreement and Licensee does not pay McGill such amounts in full upon demand;

13.3.2	Forthwith if Licensee ceases to operate in the normal course, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a third party’s intention to file an involuntary petition in bankruptcy; or

13.3.3	Licensee or any Affiliate or sub-licensee is in material breach or material default of this Agreement or of any sub-license Agreement, other than those occurrences listed in Sections 13.3.1 and 13.3.2, and Licensee fails to cure the breach or default within thirty (30) days of written notice of such breach or default. Events constituting a breach or default shall include, but are not limited to, the following:

(a)	failure by Licensee to meet any milestones as defined in Appendix “D”; in this event, McGill retains the right to convert this Agreement to a nonexclusive Agreement:

(b)	breach of any material portion of this Agreement;

(c)	operation, manufacture, use of or sale of the LICENSED PRODUCT(S) outside of the Field or TERRITORY;

(d)	failure to keep records in conformance with agreed to financial record keeping standards or permit inspection or audit at the end of the notice period.

14

In the event the breach is not cured within the notice period this licensing Agreement and all rights granted to Licensee shall automatically terminate, except when Licensee’s default is a result of McGill’s own default.

13.4	In the event that Licensee has failed to use its diligent efforts as set forth in Section 7, McGill at its discretion, shall have the right to: (a) terminate all license rights granted to Licensee, without any obligation to compensate Licensee in any way: (b) require Licensee to license specific sub-licensees within a reasonable period of time; and/or (c) convert all exclusive license rights granted hereto to nonexclusive license rights, whereupon McGill may, in its sole discretion, grant non-exclusive licenses to any third party upon terms and without any obligation to compensate Licensee in any way. One month before termination, McGill shall inform Licensee of its intention and will give Licensee the opportunity to provide McGill with information in writing to permit McGill to review its position during this period.

13.5        EFFECT OF TERMINATION

13.5.1	Termination of this Agreement shall not release McGill or Licensee from any obligation or liability which shall have matured prior to termination nor shall termination rescind or require reimbursement of any payment or consideration made or given by either Party, except as otherwise specifically provided herein. If the terms of this Agreement expressly state that a right or obligation survives its termination, such right or obligation shall survive to the degree necessary to allow complete fulfilment or discharge of such right or obligation.

13.5.2	Return of Confidential Information. Upon termination of this Agreement, Licensee and any Affiliate and/or sub-licensee shall, at McGill’s request, return all of McGill’s Confidential Information and any work product incorporating McGill’s Confidential Information.

14       GENERAL PROVISIONS

14.1       DISPUTE RESOLUTION AND ARBITRATION

In the event of any dispute arising out of or relating to this Agreement, the affected party shall promptly notify the other party (“Notice Date”), and the parties shall attempt in good faith to resolve the matter. Any disputes not so resolved shall be referred to senior executives, who shall meet at a mutually acceptable time and location within thirty (30) days of the Notice Date and shall attempt to negotiate a settlement. If the senior executives fail to meet within thirty (30) days of the Notice Date, or if the matter remains unresolved for a period of sixty (60) days after the Notice Date, the parties hereby irrevocably agree to submit the matter to arbitration in accordance with the provisions of articles 940-952 of Quebec’s Code of Civil Procedure, in Montreal (Quebec). There shall be one arbitrator, jointly appointed by the parties. If the parties do not agree on the appointment of the arbitrator, the civil courts of Quebec will appoint the arbitrator in accordance with the provisions of Quebec’s Code of Civil Procedure. The costs of the arbitrator shall be divided equally between the parties. The arbitrator’s decision shall be final and binding, and there shall be no appeal from the decision.

15

14.2       ASSIGNMENT

None of the rights or obligations of this Agreement may be assigned by either Party without the prior written consent of the other Party. Such consent shall not be unreasonably withheld.

14.3       ENTIRE AGREEMENT

The terms and promises contained in this Agreement constitutes the entire agreement and understanding between the Parties and shall supersede all previous communications, representations, agreements or understandings either oral or written, between the Parties hereto with respect to the subject matter hereof and no agreement or understanding varying or extending this Agreement will be binding upon either Party hereto, unless in writing.

14.4       FORCE MAJEURE

Neither McGill nor Licensee shall be in default under the terms of this Agreement as a result of failure or delay in performance provided such delay or failure is caused by events that are beyond the reasonable control of a Party. Causes deemed to be beyond the control of the parties shall include, but not be limited to, revolutions, civil disobedience, fires, acts of God, war, embargoes, strikes or other labour disputes, laws, governmental, administrative or judicial orders, proclamations, regulations, ordinances, demands, or requirements.

14.5       GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the province of Quebec and the laws of Canada applicable therein.

14.6       HEADINGS

The section and subsection headings used in this Agreement are to be used only for convenience and reference. Such titles and headings shall not define or limit the scope of sections or subsections of this Agreement, and shall not affect the construction or interpretation of any of such sections or subsections.

16

14.7       INDEPENDENCE OF THE PARTIES

McGill and Licensee are independent entities engaged in independent businesses, and neither Party nor any agent or employee of either Party shall be regarded as an agent or employee of the other. Nothing herein shall be construed as reserving to either Party the right to control the other in the conduct of its employees or business, nor shall either Party have the authority to make any promise guarantee, warranty or representation which will create any obligation or liability whatsoever, whether express or implied, on behalf of the other. McGill and Licensee are not joint venturers or partners.

14.8       NOTICES

All notices, reports, payments, requests, consents, demands, and other communications between McGill and Licensee pertaining to this Agreement, shall be in writing and shall be deemed duly given and effective (a) when actually received by mail or personal delivery, or (b) when mailed by prepaid registered or certified mail to the receiving Party at the address set forth below, or sent by email with a notice of receipt, or to such other address as may be later designated by written notice by either Party.

McGill’s Notification Address:	Licensee Notification Address:
Office of the Vice-Principal	laso Biomed Inc.
(Research and International Relations)
McGill University

845 Sherbrooke Street West, Room 429,	7315 East Peakview Avenue
James Administration Building,	Centennial, CO 80111
Montreal, Quebec, H3A 0G4, Canada	USA
Attn: Associate Director IDEA	Attn: President
Email: michele.beaulieu@mcgill.ca	Email: dickschell @ comcast.net

14.9       SEVERABILITY

The provisions of this Agreement are severable, and should any provision(s) of this Agreement be determined by agreement of the Parties or by a court of competent jurisdiction, to be illegal, invalid or unenforceable, the parties and the court shall have the right to strike the provision(s) or modify the provision(s) within the original intent of the parties, to make the provision valid and enforceable. All other provisions of this Agreement shall remain in full force and effect

17

14.10       USE OF NAME AND TRADEMARKS

Neither Party shall, without prior written consent of the other Party, use such other Party’s name or trademarks or any adaptations. Neither Party will publicly disclose the nature or commercial terms of the Agreement without prior written consent by the other Party. Any press release or public statement concerning the Agreement will be pre-approved both parties in writing before release.

14.11       WAIVER OF RIGHTS

In order to be effective, any waiver, by either Party, of any right under this Agreement, must be in writing and signed by an authorised representative of the Party making the waiver. Failure of McGill or Licensee to enforce a right or strict performance under this Agreement shall not be deemed to prevent McGill or Licensee from subsequently asserting or exercising any right or from requiring strict performance. Waiver or failure to enforce shall not affect the validity of this Agreement.

14.12       NO RELATIONSHIP

This Agreement does not establish a joint venture, agency or partnership between the parties, nor created an employer-employee relationship.

14.13       EXTENDED OPERATION

This Agreement shall be binding upon the parties, their heirs, agents, successors and permitted assigns.

14.14       PARTIAL INVALIDITY

If any provision of this Agreement or the application of it to any person or circumstances is held to be invalid or unenforceable, the remainder of this Agreement or the application of the provision to persons or circumstances other than those as to which it is held invalid or unenforceable is not affected.

14.15       SURVIVAL

The provisions of Sections 4 Consideration, 5 Reports, 6 Audit, 9 Patent, 10 Disclaimer of Warranties, 11 Indemnification and 12 Infringement and any other provision of this Agreement that by its nature is intended to survive shall survive any termination or expiration of this Agreement.

14.16       LANGUAGE OF THIS AGREEMENT

This Agreement is drawn up in English at the request of the parties. Le present contrat est redige en anglais a la demande des parties.

18

Signed in Montreal, Province of Quebec, Canada.

The Royal Institution for the Advancement of	IASO BIOMED INC.
Learning/McGill University

/s/ Michele Beaulieu	/s/ Dick Schell
Michele Beaulieu, Ph.D., MBA	Dick Schell
Associate Director IDEA -	Chief Executive Officer
Invention Development and Entrepreneurship Assistance
Office of Innovation and Partnerships

January 12, 2016	1-8-2016
Date	Date

/s/ Agnes Coquet	/s/ Rebecca S. Rice
Witness	Witness

19

APPENDIX “A”

FIELD

All fields

20

APPENDIX “B”

LICENSED PATENT(S) and LICENSED INTELLECTUAL PROPERTY

LICENSED PATENT(S)

PCT/CA2014/050467 entitled Therapeutics for the Induction of Endogenous Steroidogenesis and Methods Associated with Their Identification filed on May 21, 2014, Published on December 18, 2014 (Publication No WO 2014/1979790.

Identification of peptide sequences inducing steroid production. McGill ROI 14007

LICENSED INTELLECTUAL PROPERTY

Product/Precursor Ions diagnostic of a DHEA Precursor Detected in Human Serum as Potential Biomarkers for the Determination of Alzheimer’s Disease. McGill ROI 15073 (attached herein).

21

McGill

REPORT OF INVENTION (ROI)

Office of the Vice-Principal
(Research and International Relations)

Internal purposes only	
Invention No.	15073
OSR Officer:	AC

1. Title of Invention:

2a. McGill Inventors: *The first named individual is generally a full-time faculty member at McGill and will be the Primary Contact for the Commercialization Office. List others affiliated with McGill who contributed significantly to the conception of the invention as Inventors. For any Inventors not affiliated with McGill, please add them in the appropriate section in Annex A. Include the hospital affiliation if applicable.*

Name	Position at McGill	Department at McGill	Hospital Affiliation
Vassilios Papadopoulos	Professor	Medicine	RI-MUHC
Edward Daly	Research Associate	Medicine	RI-MUHC

2b. McGill Contributors: *List others affiliated with McGill who are not Inventors but will share in any potential distribution of revenue. These individuals must also be included in Section 12. Include the hospital affiliation if applicable.*

Name	Position at McGill	Department at McGill	Hospital Affiliation

3. Sources of Funding: *List any source of financial aid (i.e. any grants, contracts, donations, etc.) that led to this Invention. If a contract or collaboration agreement contains IP clauses, please provide a copy with this ROI form.*

Sponsor	Start date	End date	Award/Contract #
Richard and Edith Strauss Canada Foundation	2012	2017	RI-MUHC

4. Material Transfer:

(a) Did the research involve or require the use of any materials belonging to another academic institution or company?	Yes	☐	No	☑
(b) Did the research require involvement of another institution/company?	Yes	☑	No	☐
(c) Is there an agreement on record governing (a) and/or (b)?	Yes	☑	No	☐

5. Other Agreements: *List any other agreements, such as confidentiality, inter-institutional or consulting agreements, etc. that may be linked to this Invention.*

Type of Agreement	Parties Involved	Dates
Fee for Service	D. Faubert, IRCM facilities	2012-13

6. Type of Work: *Select the type of work suggested by the invention. The invention may also include elements which could be eligible for patent or copyright protection. Select all that are applicable.*

☐ Platform Technology ☑ Product	☑ Process ☐ Composition of Matter	☐ Software ☑ Service
☐ Computer Software ☐ Literary Work	☐ Survey/Questionnaire ☐ Sound Recording	☐ Instruction Manual ☐ Visual Arts
☐ Other ______		

ROI v2014
Last update: January 24, 2014

Page 1 of 7

22

REPORT OF INVENTION (ROI)

Internal purposes only
Invention No.
OSR Officer:

7. **Potential Uses:** *Please categorize your invention by checking all potential uses and areas of use.*

☐ Apparatus
☑ Biologic (e.g. antibody)
☑ Drug
☐ Medical Device
☐ Engineering
☐ Life Sciences
☐ Physical Sciences
☐ Agriculture
☐ Management/Business
☐ Social Sciences
☐ Arts/Music
☑ Other Therapeutic/Diagnostic

8. **Events:** *If you have relevant attachments, please include them with your ROI submission.*

	Date/Answer	Place, References, Comments	Attachment
A- First idea or description of complete Invention, oral or written	N.Ap.	N.Ap.	N.Ap.
B- First successful demonstration (reduction to practice)	Circa 1998 to 2004	Various publications related to neurosteroids and potential 'precursor' analyte	Ref List provided
C- First publication (article, thesis, oral presentation, abstracts, poster, e-publication)	N.Ap.	N.Ap.	N.Ap.
D- Disclosures to industry	N.Ap.	N.Ap.	N.Ap.
E-Other disclosures (internet and e-mail disclosures, for example)	Circa May/13, Prior to inquiring into HR MS lab facilities	Various confidential departmental updates and reports including RI-MUHC, Montreal General Hospital site, 1650 avenue Cedar, bureau C10-148, Montreal Qc, Canada, H3G1A4	A) Lab Updates: 17/Nov/13 22/Nov/13, B) Foundation Reports: Condensed_31Nov13 Summary_02Dec2013 (Ref List – can be provided)
F- Is it related to other Inventions? (List ROI #(s), if any)	☐ Yes ☑ No	If Yes, ROI #: N.Ap.	N.Ap.
G-Are your lab books and other records in order (signed and dated) and available?	☑ Yes ☐ No	N.Ap.	N.Ap.
H-Is software incorporated into your invention, including for the purposes of equipment operation, layout, design simulations, or process control?	☑ Yes ☐ No	If No, proceed to M.	N.Ap.
I- Is the software an original work? Who wrote it?	☐ Yes ☑ No	Include names of authors. N.Ap.	N.Ap.
J- Was the software or any part of the software obtained from a third-party source, including open source, free executable code, etc.?	☑ Yes ☐ No	If Yes, please specify: Thermo-Fisher Xcalibur Version 2.2 operating system for Q Exactive™ Hybrid Quadrupole-Orbitrap Mass Spectrometer	N.Ap.
K- Where is the software located?	N.Ap.	IRCM, Institut de Recherches Cliniques de Montreal, 110ave des Pins Ouest, Montreal, Qc H2W 1R7, Mass Spectrometry Laboratory, Dr. Denis Faubert, Head, Proteomics Core facility.	N.Ap.
L- What programming language was used to create the software?	N.Av	N.Av	N.Av

ROI v2014
Last update: January 24, 2014

Page 2 of 7

23

REPORT OF INVENTION (ROI)

Internal purposes only
Invention No.
OSR Officer:

M-Were research tools (e.g. microscope components, hardware, measurement devices, animal model, etc.) developed or modified by your laboratory in order to conduct the research for the invention?	☐Yes ☑No	If No, proceed to Section 9. N.Ap	N.Ap
N-Describe the research tool(s) in sufficient detail to determine commercial potential		Cow brain homogenate, human serum (obtained from healthy individuals and Alzheimer's patients) was extracted using Liquid/Liquid extraction and subsequently analysed using Full Scan, Positive Ion Mode, ESI-LC/MS and LC/MS^n in addition to High Resolution ESI-Orbitrap-LC/MS^n	

9. *Non-Confidential Summary:* *Provide a brief description (5 lines or less) of the Invention with potential market applications and any identifiable advantages compared to what is considered the "state of the art". This non-confidential description may be used as-is or adapted for disclosure for publicity and marketing purposes. Do **not** include enabling information.*

Alzheimer's disease (AD) is an irreversible, progressive neurodegenerative disease. Only post-mortem examination of brain tissue can definitively establish a diagnosis. An oxidative stress-mediated mechanism, representing an alternative DHEA biosynthetic pathway from a steroid precursor has been established. HR AM fragments ions obtained from AD patient serum, using HR AM LC/MS^n can now provide a means for a rapid diagnostic tool in determination of AD at an early stage of disease progression.

10. *Patentability:* *These questions are the essential elements in determining if something is patentable or not.*

What is novel?	A specific biomarker associated with the production of the neurosteroid DHEA in AD patients
What are the uses (applications)?	As a diagnostic tool for early onset AD
How is it non-obvious?	Has not been previously described.

11. *Publication/Disclosure:* *Have you published/disclosed any aspect of the invention? Are you planning to publish?*

☐Yes ☑No When? Have not published at the present moment. Intending on publishing - date yet to be determined

12. *McGill Inventor/Contributor Signature(s):*

The information contained in the Report of Invention, other than the Non-Confidential Summary in Section 9, will be treated confidentially in the context of the application of the McGill University **Policy on Intellectual Property**. Determination of inventorship rights will be reviewed by the Commercialization Office and its Patent Agents. **The Primary Contact is responsible for the identification of all Inventors/Contributors, including students. Wrongful designation or non-disclosure of inventors may negatively affect patentability, as can early disclosures prior to patent filing.**

SIGNATURE(S) of McGill Inventor(s)/Contributor(s) Identified in Sections 2a and 2b*			***Share for Revenue Distribution***	
Name	**Date**	**Signature**	**% of Total (Total must equal 100%)**	
Vassilios Papadopoulos	November 10, 2014	/s/ Vassilios Papadopoulos	80	%
Edward Daly	November 10,2014		20	%
				%
				%
				%

ROI v2014
Last update: January 24, 2014

Page 3 of 7

24

REPORT OF INVENTION (ROI)

Internal purposes only
Invention No.
OSR Officer:

M-Were research tools (e.g. microscope components, hardware, measurement devices, animal model, etc.) developed or modified by your laboratory in order to conduct the research for the invention?	☐Yes ☑No	If No, proceed to Section 9. N.Ap	N.Ap
N-Describe the research tool(s) in sufficient detail to determine commercial potential		Cow brain homogenate, human serum (obtained from healthy individuals and Alzheimer's patients) was extracted using Liquid/Liquid extraction and subsequently analysed using Full Scan, Positive Ion Mode, ESI-LC/MS and LC/MS^n in addition to High Resolution ESI-Orbitrap-LC/MS^n	

9. ***Non-Confidential Summary:*** *Provide a brief description (5 lines or less) of the invention with potential market applications and any identifiable advantages compared to what is considered the "state of the art". This non-confidential description may be used as-is or adapted for disclosure for publicity and marketing purposes. Do **not** include enabling information.*

Alzheimer's disease (AD) is an irreversible, progressive neurodegenerative disease. Only post-mortem examination of brain tissue can definitively establish a diagnosis. An oxidative stress-mediated mechanism, representing an alternative DHEA biosynthetic pathway from a steroid precursor has been established. HR AM fragments ions obtained from AD patient serum, using HR AM LC/MS^n can now provide a means for a rapid diagnostic tool in determination of AD at an early stage of disease progression.

10. Patentability: *These questions are the essential elements in determining if something is patentable or not.*

What is novel?	A specific biomarker associated with the production of the neurosteroid DHEA in AD patients
What are the uses (applications)?	As a diagnostic tool for early onset AD
How is it non-obvious?	Has not been previously described

11. *Publication/Disclosure:* *Have you published/disclosed any aspect of the invention? Are you planning to publish?*

☐Yes ☑No When? Have not published at the present moment. Intending on publishing - date yet to be determined

12. *McGill Inventor/Contributor Signature(s):*

The information contained in the Report of Invention, other than the Non-Confidential Summary in Section 9, will be treated confidentially in the context of the application of the McGill University **Policy on Intellectual Property**. Determination of inventorship rights will be reviewed by the Commercialization Office and its Patent Agents. **The Primary Contact is responsible for the identification of all Inventors/Contributors, including students. Wrongful designation or non-disclosure of Inventors may negatively affect patentability, as can early disclosures prior to patent filing.**

SIGNATURE(S) of McGill Inventor(s)/Contributor(s) Identified in Sections 2a and 2b*			***Share for Revenue Distribution***	
Name	**Date**	**Signature**	**% of Total (Total must equal 100%)**	
Vassilios Papadopoulos	November 10, 2014		80	%
Edward Daly	November 10,2014	/s/ Edward Daly	20	%
				%
				%
				%
				%

*** Non-McGill Inventors should not be included in this section**

ROI v2014

25

REPORT OF INVENTION (ROI)

Internal purposes only	
Invention No.	
OSR Officer:	

				%

* **Non-McGill Inventors should not be included in this section**

13. ***McGill Primary Contact Signature and Acknowledgement:*** *As McGill Primary Contact (defined as Lead Inventor in the McGill University Policy on Intellectual Property), having reviewed the above reported Inventors/Contributors, you hereby confirm that, to the best of your knowledge, all potential co-Inventors have been identified and all McGill Inventors/Contributors have duly signed section 12 and agree to the % attribution.*

/s/ Vassilios Papadopoulos — *November 10, 2014*

McGill Primary Contact Signature — ***Date***

Send the document bearing the original signatures to:

Office of Sponsored Research
James Administration Building, 2nd floor
845 Sherbrooke Street West
Montréal QC H3A 0G4
Tel: 514-398-3996

We will contact you within 30 days of receipt of a completed Report of Invention. ***Note that incomplete ROIs will be returned to the Primary Contact for proper completion.*** *For more information see:* **Policy on Intellectual Property**

ROI v2014
Last update: January 24, 2014

Page 4 of 7

26

REPORT OF INVENTION (ROI)

Internal purposes only
Invention No.
OSR Officer:

CONFIDENTIAL INFORMATION

Detailed Description**: Enter the information in the box provided below* ***<u>or you can attach Materials that describe the invention</u> *(Manuscripts, Drawings, Sketches, Presentations, Photographs, Programs, and Data). Please address the following:*

A. **Background of the Invention:** Please provide a summary of the relevant background on the Invention, including any major partners/collaborators at other institutions and their contribution.
B. **Technical description:** Please provide a brief summary of your Invention. What is the present stage of development?
C. **General purpose and commercial applications:** Please provide any information you have on the potential applications of the Invention. Include how it could be used, by whom, and the size of the market.
D. **Advantages and improvements over existing technology:** Please provide a summary of what is new and differentiating about the Invention. To the extent possible, include quantitative data that demonstrate the advances (e.g. 95% accuracy versus 75% accuracy of existing method).

<u>Background of the Invention</u>: AD and numerous factors that are associated with this form of dementia have been extensively reviewed and documented[1-6]. Symptomology is generally quite slow to physically manifest itself and post-mortem examination of AD brain tissue is the only way to confirm a diagnosis. As a consequence an early start of treatment is not presently available. Various analytical approaches have been investigated with differing degrees of success in an attempt to in an attempt to alleviate this short coming and thus secure a reliable means for the detection of unique AD biomarkers well in advance of the onset of physical symptomology. A promising approach, currently under investigation, is through monitoring levels of the neurosteroid Dehydroepiandrosterone (DHEA) in serum from patients with advanced stages of AD and determine the influence that oxidative stress has on these levels[5-7]. Previously, a novel brain cell-specific oxidative stress-mediated mechanism for DHEA biosynthesis was identified in rat, bovine and human brain tissue, independent of cytochrome P450 17β-hydroxylase (CYP11A1) enzyme activity found in the periphery[5-8]. This alternative pathway is regulated by pro-oxidant agents, such as Fe^{2+} and β-amyloid peptide. Using brain tissue specimens from control and AD patients, we subsequently provided evidence that DHEA is formed in the AD brain by the oxidative stress mediated metabolism of a hydroxyperoxy steroid precursor, thus depleting the levels of the precursor present in the blood stream[7].

<u>Technical description:</u> GC/MS[7-10] is a classical means of investigating, consequently analysing xenobiotics and particularly oxysteroids. Presently, a quadrupole ion trap mass spectrometer and an Orbitrap™ MS operated in full scan and SIM scan, positive ion mode, electrospray ionization (ESI) liquid chromatography/mass spectrometry (LC/MS^n) capable of providing nominal mass and high mass resolution for accurate mass assignment methodologies are well established[11,12] and were utilized in the analysis of a DHEA precursor detected in cow brain homogenate and AD patients serum. Previously unidentified analytes or 'unique' MS precursor ions detected at *m/z* 251.23642 ($C_{17}H_{31}O^+$), *m/z* 261.14910 ($C_{16}H_{21}O_3^+$), *m/z* 279.23154 ($C_{18}H_{31}O_2^+$), *m/z* 279.23186 ($C_{18}H_{31}O_2^+$), *m/z* 297.24188 ($C_{18}H_{33}O_3^+$), *m/z* 391.28544 ($C_{24}H_{39}O_4^+$), *m/z* 401.34067 ($C_{27}H_{45}O_2^+$), *m/z* 469.35120 ($C_{27}H_{49}O_6^+$) and corresponding MS^2 product ions detected at *m/z* 169.20087, *m/z* 233.33107, *m/z* 261.30621, *m/z* 243.29913, *m/z* 279.40076, *m/z* 183.27592, *m/z* 383.50455, *m/z* 365.50702, *m/z* 341.46844 have been determined. Several hypothetical structures have been proposed for several of these ions. Analytical separation was achieved using reverse phase (RP) HPLC. Analysis was also achieved by direct infusion of sample extract into the MS. Sample preparation utilized Liquid/Liquid extraction with modifications to Rammouz et al. (2011)[7].

<u>General purpose and commercial applications</u>: This relatively low cost approach requires instrumentation and trained personnel likely to be available in most hospital settings. The technique is generally uncomplicated, rapidly executed (excluding sample collection and preparation – a single analytical run is completed within about 25 min from sample introduction into the LC/MS^n) and provides unprecedented levels of sensitivity (limit of detection of approximately 0.50-5ng/mL), specificity and selectivity. With an aging population in North America and consequently an expanding interest in methodology for early detection of AD, a rapid, sensitive, highly specific and selective analytical screening method would be in great demand in world communities presently dealing with the consequences of AD.

<u>Advantages and improvements over existing technology</u>:
In a recent study performed in our lab (publication date yet to be determined) in which a total of 281 clinical AD patient serum samples were analysed for elevated levels of DHEA upon exposure to an oxidative stressor (Fe^{2+}) - approximately 67% of the Fe^{2+} treated samples showed an increase in levels of DHEA detected in the serum, 24% showed a decrease and 10% showed no change. By association then and to our knowledge, the analytical methodology specific to a DHEA 'precursor' or product/precursor ions associated with a DHEA 'precursor' (see above) have not been previously described as a diagnostic tool for the early determination of AD or as a general AD screening protocol. Moreover, the above identified ions/masses could present markers of the presence and evolution of the disease. Presently, only post-mortem examination of the brain tissue can definitively establish a diagnosis. The utilization of a HR AM mass spectrometry platform brings unprecedented accuracy (under 2 ppm) for mass assignment of diagnostic analytes or associated product/precursor ions that can be used in a diagnostic, predictive fashion. However, as this methodology is still under development, the effectiveness of early diagnosis for AD has yet to be determined. The present analytical procedure is relatively rapid and affords an adequately sensitive method sufficient to detect changes in the levels of DHEA in serum extracts from clinical samples treated with Fe^{2+}.

ROI v2014
Last update: January 24, 2014

Page 5 of 7

27

REPORT OF INVENTION (ROI)

Internal purposes only
Invention No.
OSR Officer:

References:

1. Papadopoulos, V. (2011) Implications of new diagnostic blood test for Alzheimer's disease on future disease management. Neurodegen. Dis. Manage. 1(5): 1-5.
2. Burns A, Iliffe S (2009) Dementia. BMJ. 338 (b158): 467-471.
3. Ferri CP, Prince M, Brayne C, Brodaty H, Fratiglioni L, Ganguli M, Hall K, Hasegawa K, Hendrie H, Huang Y, Jorm A, Mathers C, Menezes PR, Rimmer E, Scazufca M (2005) Alzheimer's Disease International. Global prevalence of dementia: a Delphi consensus study. Lancet. Lancet. 366: 2112-2117.
4. Leoni V (2009) Oxysterols as markers of neurological disease-a review. Scan J. Clin Lab Investigation. 69(1): 22-25.
5. Brown RC, Han Z, Cacio C, Papadopoulos V (2003) Oxidative stress mediated dehydroepiandrosterone formation in Alzheimer's disease pathology. Neurobiology of Aging. 24: 57-65.
6. Rammouz G., Lecanu L, Aisen P, Papadopoulos V (2011) A lead study on oxidative stress-mediated dehydroepiandrosterone formation in serum: the biochemical basis for a diagnosis of Alzheimer's disease. J Alzheimer's Disease. 24: 5-16.
7. Rammouz G, Lecanu L, Papadopoulos V (2011) Oxidative stress-mediated brain dehydroepiandrosterone (DHEA) formation in Alzheimer's disease diagnosis. Frontiers in Endocrinology. 2(69): 1-11.
8. Cascio C, Prasad VVK, Lin YY, Lieberman S, Papadopoulos V (1998) Detection of P450c17-independent pathways for dehydroepiandrosterone (DHEA) biosynthesis in brain glial tumor cells.Proc. Natl. Acad. Sci. USA 95: 2862-2867
9. Diallo S, Lecanu L, Greeson J, Papadopoulos V (2004) A capillary gas chromatography/mass spectrometric method for the quantification of hydroxysteroids in human plasma. Anal. Biochem. 324:123-130.
10. Segura J, Ventura R, Jurado C (1998) Derivatization procedures for gas chromatographic-mass spectrometric determination of xenobiotics in biological samples, with special attention to drugs of abuse and doping agents. J. Chrom B. 713: 61-90.
11. Bruins AP (1997) Fundamental Aspects of Electrospray Ionization (ESI) in Electrospray Ionization Mass Spectrometry: Fundamentals, Instrumentation, and Applications, Chapter 3, edited by Richard B. Cole, John Wiley & Sons, Inc.
12. Todd FJ (1995) Practical Aspects of Ion Trap Mass Spectrometry, Volume 1, Chapter 1, edited by Raymond E. March and John F.J. Todd, CRC Press, Inc.

ROI v2014
Last update: January 24, 2014

Page 6 of 7

28

REPORT OF INVENTION (ROI)

Internal purposes only
Invention No.
OSR Officer:

ANNEX A

INVENTOR/CONTRIBUTOR INFORMATION

Inventors/Contributors from McGill University: *Complete for all McGill Inventors/Contributors named in Sections 2a and 2b. Information such as home address and citizenship is required. Notify the Commercialization Office of any changes of address.*

Name	Vassilios Papadopoulos	McGill ID #260279881	
Position	Professor	Tel. #:514-934-1934 x44580	
Faculty	Medicine	E-Mail	vassilios.papadopoulos@mcgill.ca
Dept.(s)	Medicine	Home Address	573 Grosvenor Avenue
Bldg., Office #	MGH; Room:C10-148		Westmount, QC H3Y2S6
Affiliation	RI-MUHC	Citizenship	USA
Name	Edward Daly	McGill ID #019885	
Position	Research Associate	Tel. #: 514-934-1934 x34601	
Faculty	Medicine	E-Mail	Edward.daly@mail.mcgill.ca
Dept.(s)	Medicine	Home Address	290 – 21st Avenue
Bldg., Office #	RVH; L2		L'Ile Perrot, Qc H9X4P7
Affiliation	RI-MUHC	Citizenship	Canadian
Name		McGill ID #	
Position		Tel. #:	
Faculty		E-Mail	
Dept.(s)		Home Address	
Bldg., Office #			
Affiliation		Citizenship	
Name		McGill ID #	
Position		Tel. #:	
Faculty		E-Mail	
Dept.(s)		Home Address	
Bldg., Office #			
Affiliation		Citizenship	
Name		McGill ID #	
Position		Tel. #:	
Faculty		E-Mail	
Dept.(s)		Home Address	
Bldg., Office #			
Affiliation		Citizenship	

Alternate Option: *Would the McGill Inventors/Collaborators prefer to pursue the Alternate option and assume sole ownership of inventorship rights, per Section 8.4 in the* ***Policy on Intellectual Property****?* ☐Yes ☐No

Inventors NOT affiliated with McGill University: *Fill out the table below for Inventors not affiliated with McGill. Note that individuals working temporarily at McGill (e.g. visiting professors, post-doctoral fellows, etc.) are considered as affiliated with McGill and should be included in Section 2.*

Name	Position	Affiliation

Note: *If you have discussed the ownership share of McGill relative to other parties, please provide your assessment below:*

McGill % ____ ***Other(s) %*** _____ ***(the total must equal 100%)***

For shared ownership, who is the lead institution? ______________________________

ROI v2014
Last update: January 24, 2014

Page 7 of 7

29

APPENDIX “C”

TERRITORY

Worldwide

30

APPENDIX “D”

ROYALTIES

To be applied for ROI No, 14007 Identification of pepide sequences inducing steroid production and ROI No. 15073 product/Precursor Ions diagnostic of a DHEA Precursor Detected in Human Serum as Potential Biomarkers for the Determination of Alzheimer’s Disease:

No upfront license fee

Equity: 5% non dilutable until series A of financing. (“Series A financing” shall be defined as any financing by the company amounting to a total of USD 1,500,000 in one or a series of transactions involving the sale of the same security.) IASO BIOMED will issue to McGill a number of common shares equal to 5% of the total number of issued and outstanding shares in IASO BIOMED.

Licensee will provide to McGill a written report with the information described in clause 5.1 on a yearly basis until first commercial sale of a LICENSED PRODUCT and a quarterly report thereafter. Minimum royalty payments will be made yearly at the time the annual report is submitted; royalty payments on sales will be made on a quarterly basis.

To be applied to ROI No. 14007 Identification of peptide sequences inducing steroid production only:

Royalties:

3.0% of annual NET REVENUES of products developed from or using the LICENSED PATENT by licensee/affiliates in any country in which IASO BIOMED sells products.

Licensee shall pay McGill 25% of any and all sublicensing fees received by licensee from sub licensee.

Minimum royalties:	$5,000 per year starting on the date of commercialization of the first product developed using the IP, covered in this License Agreement.
Royalty stacking:

In the event that it is required for IASO BIOMED to obtain third party licenses for the commercialization of the product using the IP, there could be a reduction of the original royalty rate by 50% of the royalty to be paid to McGill (the maximum reduction cannot exceed 50% of the royalties). For greater certainty, the royalty rate payable to McGill will not be lower than 1.5%

Milestone payments:	$5,000 on the issuance of the 1st US patent

$25,000 on the filing with a governmental authority of the first investigational new drug application (or equivalent regulatory filing) $50,000 on the initiation of the first Phase II clinical study

$ 100,000 on the initiation of the first Phase III clinical study

$300,000 on receipt of regulatory approval (US FDA or its equivalent in any other jurisdiction) to launch and market the licensed product

Each above-mentioned Milestone payment shall be payable by licensee within 30 days from its achievement, as the case may be. If such Milestone is not achieved, no payment related thereto shall become due and owing.

Patent expenses:

laso Biomed will reimburse McGill for the incurred costs for filing, prosecuting and maintaining the patents, to date an amount of $12,066.11.

This amount is payable upon the license agreement execution date.

31

To be applied to ROI No. 15073 Product/Precurspr Ions diagnostic of a DHEA Precursor Detected in Human Serum as Potential Biomarkers for the Determination of Alzheimer's Disease only:

Royalties:

3.0% of annual NET REVENUES of products developed from or using the LICENSED INTELLECTUAL PROPERTY by licensee/affiliates in any country in which IASO BIOMED sells products.

Licensee shall pay McGill 25% of any and all sublicensing fees received by licensee from sub licensee

Minimum royalties:	$ 5,000 per year starting on the date of commercialization of this technology
Royalty stacking:	In the event that it is required for IASO BIOMED to obtain third party licenses for the commercialization of the product using the IP, there could be a reduction of the original royalty rate by 50% of the royalty to be paid to McGill (the maximum reduction cannot exceed 50% of the royalties). For greater certainty, the royalty rate payable to McGill will not be lower than 1.5%
Milestone payments:

$5,000 on the issuance of the 1st US patent

$50,000 on the filing with a governmental authority of the 510(k) or PM A application

$200,000 on receipt of regulatory approval (US FDA or its equivalent in any other jurisdiction) to launch and market the licensed product

32